Exhibit 99.1

NorthStrive Defense Tech Acquires Patented GPS-Denied Autonomous Drone Navigation Technology Option, Built for Defense and Counter-Unmanned Aircraft Systems

●	Patented Software Visual-Inertial Cooperative Navigation Technology has potential to Target Defense, Counter-Drone (C-UAS), Electronic Warfare, and Autonomous Unmanned Aircraft Systems Markets;

●	Marks Second Contract Since Formation, Potentially Expanding Northstrive Defense Tech’s Portfolio;

Newport Beach, California – April 23, 2026 – NorthStrive Defense Tech LLC (“NorthStrive Defense Tech”), a wholly-owned subsidiary of PMGC Holdings Inc. (the “Company”) (NASDAQ: ELAB), today announced it has secured a license option in connection with a proprietary, US patented autonomous navigation technology through an exclusive option agreement (“Option Agreement”) with a corporation. The technology is designed to enable autonomous positioning and navigation for unmanned aircraft systems (UAS) and drones operating in GPS-jammed, GPS-spoofed, and GPS-denied environments, addressing a core capability gap identified by the U.S. Department of Defense (DoD) and allied defense programs worldwide.

The Option Agreement provides NorthStrive Defense Tech with an exclusive option, within the aerospace and defense technologies field (“Field”), to obtain an exclusive license as to certain patent rights for U.S. Patent No. 12,277,716 B2, covering a cooperative navigation system for unmanned aircraft systems (“UAS”), also known as drones, operating in GPS-denied and GPS-degraded environments. The option is also for a non-exclusive license in the Field as to certain know-how connected to these patent rights, as further set in the Option Agreement. On NorthStrive Defense Tech’s exercise of this option, the parties will enter into negotiations for a definitive license agreement.

Patented Visual-Inertial Drone Navigation System for GPS-Jammed, GPS-Spoofed, and GPS-Denied Environments

This technology has the potential to enable drones to navigate accurately without GPS by using onboard cameras and inertial sensors to estimate position relative to the local environment. The approach applies visual-inertial odometry (VIO) and sensor-fusion techniques, including an Extended Kalman Filter (EKF) for real-time state estimation and cooperative multi-vehicle data sharing, which together represent foundational building blocks of next-generation autonomous systems. When multiple drones operate, they share positional data in real time to collectively improve each vehicle’s accuracy, with performance formally evaluated under real-world GPS-denied conditions.

GPS-denied navigation has emerged as one of the most urgent challenges in modern drone operations. Conflicts in recent years have demonstrated that GPS signals cannot be relied upon in contested environments, where jamming and spoofing are routinely deployed to disable unmanned systems. Vulnerabilities in Global Navigation Satellite System (GNSS) signals have made anti-jamming and anti-spoofing capabilities a top priority within U.S. defense modernization programs, the Pentagon, the Department of Defense (DoD), and allied NATO forces. That operational reality has driven substantial investment across the defense sector, with the GPS-denied drone navigation market projected to grow at a CAGR of 31.7% through 2030, according to Technavio.1

[1]	Drone Navigation System Market Growth Analysis - Size and Forecast 2026-2030 | Technavio

Key potential capabilities include:

●	Vision and inertial-based navigation requiring no GPS signal (visual-inertial odometry / VIO with Extended Kalman Filter (EKF)-based state estimation)

●	Cooperative swarm localization through inter-vehicle range sharing, a foundational capability for drone swarm and counter-drone (C-UAS) operations

●	Scalable architecture supporting operations from individual drones to full swarms, with an architecture positioned for integration with AI-enabled autonomous systems

●	Technology formally evaluated for accuracy and performance under real-world GPS-denied conditions

The system’s modular design keeps flight-critical estimation onboard each drone while requiring minimal data exchange between vehicles, making it practical for contested environments where communications bandwidth is limited or actively degraded.

Addressing the GPS-Denied Navigation Gap in Defense, Counter-UAS, and Electronic Warfare

GPS jamming, spoofing, and electronic warfare have become standard features of modern conflict. Large-scale drone warfare, counter-drone (C-UAS) engagements, and electronic warfare (EW) operations observed in recent conflicts have accelerated investment from the U.S. Department of Defense (DoD), NATO allies, and private defense-tech capital. The ability to operate autonomous systems effectively in these environments is a defining challenge for defense programs worldwide, and investor interest in companies solving it has intensified. NorthStrive Defense Tech believes this technology directly addresses that gap.

Potential applications include:

●	U.S. Department of Defense (DoD), Pentagon, and allied military operations in GPS-jammed, GPS-spoofed, and electronically contested environments, including counter-UAS (C-UAS) mission sets

●	Commercial delivery in urban environments where GPS signals are unreliable

●	Industrial automation in warehouses and infrastructure where GPS is unavailable

●	Counter-drone and counter-UAS (C-UAS) systems for homeland security, border protection, and force protection missions

●	Critical infrastructure monitoring and intelligence, surveillance, and reconnaissance (ISR) applications

Next Steps Toward Licensing, Commercialization, and Strategic Defense Partnerships

The Option Agreement provides a defined evaluation period during which the Company will evaluate the technology, validate use cases, and engage with potential strategic and government partners. If the Company exercises the option, the Company intends to negotiate and execute a definitive licensing agreement to secure full commercialization rights and advance the technology.

[1]	Drone Navigation System Market Growth Analysis - Size and Forecast 2026-2030 | Technavio

NorthStrive Defense Tech LLC cannot guarantee that the parties will successfully negotiate a definitive license agreement or that the technology will be successfully developed or commercialized.

About NorthStrive Defense Tech LLC

NorthStrive Defense Tech LLC is a wholly-owned subsidiary of PMGC Holdings Inc. focused on identifying, acquiring, and commercializing advanced defense technologies, with an emphasis on drone and autonomous systems.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact: IR@pmgcholdings.com

[1]	Drone Navigation System Market Growth Analysis - Size and Forecast 2026-2030 | Technavio

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